UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

RadNet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19019	13-3326724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1510 Cotner Avenue
Los Angeles, California  90025
(Address of Principal Executive Offices) (Zip Code)

(310) 478-7808
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends the Form 8-K/A filed by RadNet, Inc. (“RadNet”) with the Securities and Exchange Commission (the “Commission”) on December 17, 2010 (the “Initial 8-K/A”), relating to RadNet’s acquisition of Image Medical Corporation, parent of eRAD, Inc. (the “Acquisition”). RadNet is filing this amendment to provide revised unaudited pro forma financial information required to be filed under Item 9.01 of Form 8-K in connection with the Acquisition, and which is consistent with the unaudited pro forma financial information included in Amendment No. 1 to RadNet’s Registration Statement on Form S-4 (File No. 333-169107) filed with the Commission on January 10, 2011.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

This Form 8-K/A amends the Initial 8-K/A in order to supersede in its entirety the unaudited pro forma financial information included therein with the revised unaudited pro forma financial information set forth in Item 9.01 below pertaining to the Acquisition. The information previously reported in the Initial 8-K/A, other than the unaudited pro forma financial information, is hereby incorporated by reference into this Form 8-K/A.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b)	Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial information is being filed with this report as Exhibit 99.2:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2010;
•	Unaudited Pro Forma Condensed Consolidated Statements of Operation for the nine months ended September 30, 2010;
•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2009; and
•	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

The unaudited pro forma condensed consolidated financial information is presented for informational purposes only. The pro forma data is not necessarily indicative of what RadNet’s financial position or results of operations actually would have been had RadNet completed the acquisition as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the consolidated company.

(d)	Exhibits

Exhibit 99.2 – Unaudited pro forma condensed consolidated financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadNet, Inc.

Dated: January 13, 2011	By:	/s/ JEFFREY L. LINDEN
Jeffrey L. Linden
Executive Vice President and General Counsel